UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2022

LINDBLAD EXPEDITIONS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIND	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01         Entry into a Material Definitive Agreement.

On September 15, 2022, a subsidiary of Lindblad Expeditions Holdings, Inc. (the “Company”) entered into a fifth amendment to its Tour Operator Agreement with National Geographic Partners, LLC and a sixth amendment to its Alliance and License Agreement with National Geographic Partners, LLC (collectively, the “Amendments”). The Amendments each add certain confidentiality and data protection and security requirements to each agreement, including specific requirements for the processing, retaining and sharing of personal information and the implementation of information security programs as well as the specific processes and procedures for the handling of any security incidents regarding such information.

The foregoing description of the Amendments are qualified in their entirety by the full text of the respective Amendments, copies of which are attached as Exhibit 10.1 and 10.2, respectively, to this Form 8-K.

Item 9.01         Financial Statements and Exhibits.

Exhibit 10.1      Fifth Amendment to that Tour Operator Agreement, dated December 12, 2011, as amended.

Exhibit 10.2      Sixth Amendment to that Alliance and License Agreement, dated as of December 12, 2011, as amended.

104                   Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

September 16, 2022	By:	/s/ Craig I. Felenstein
Craig I. Felenstein, Chief Financial Officer